UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

BLUE RIDGE BANKSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-39165	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1807 Seminole Trail Charlottesville, Virginia	22901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 743-6521

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BRBS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2024, Blue Ridge Bank, National Association (the “Bank”), the wholly-owned bank subsidiary of Blue Ridge Bankshares, Inc., consented to the issuance of a consent order (the “Order”) by the Office of the Comptroller of the Currency (the “OCC”), the Bank’s primary federal banking regulator. The Order replaces the formal written agreement entered into by the Bank with the OCC on August 29, 2022 (the “Written Agreement”). The Order generally incorporates the prior provisions of the Written Agreement, as well as adding new provisions. In connection to the issuance of the Order, the Bank did not admit or deny any of the OCC’s findings or charges made by the OCC in the Order.

Under the terms of the Order, the Bank and/or the Board of Directors of the Bank (the “Board”) is required to take certain actions, including but not limited to, the following:

•

Maintain a compliance committee of the Board to monitor and oversee compliance with the Order and regularly submit progress reports to the Board and the OCC regarding actions taken to comply with the Order.

•

Submit a written plan acceptable to the OCC detailing remedial actions needed to achieve and sustain compliance with the Bank Secrecy Act (the “BSA”) and the Order, and to address all Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) deficiencies, violations and corrective actions communicated to the Bank.

•	Adopt, review and monitor the Bank’s management in implementing and adhering to, a written program to effectively assess and manage the risks posed by the Bank’s third-party relationships.

•

Obtain the OCC’s written non-objection prior to onboarding or signing a contract with a new third-party fintech relationship, or offering new products or services or conducting new activities with or through existing third-party fintech relationships.

•

Ensure that onboarding of new end user accounts within existing third-party fintech relationships and subpartners complies with BSA/AML requirements and submit supporting information to the OCC that BSA/AML risks are effectively controlled for each existing third-party fintech relationship and subpartner.

•

Adopt, and review and monitor the Bank’s management in implementing and adhering to, an effective written BSA risk assessment program to ensure that compliance risk assessments provide a comprehensive and accurate assessment of the Bank’s BSA compliance risk across all products, services, customers, entities, geographic locations of customers and transactions, accounts and methods the Bank uses to interact with its customers.

•	Adopt a revised and expanded independent BSA audit program to test the Bank’s compliance with the BSA relative to its risk profile, and the overall adequacy of the Bank’s BSA/AML compliance program.

•

Ensure that the Bank’s BSA department is appropriately staffed with personnel that have requisite expertise, training, skills and authority, including maintaining a permanent, qualified, and experienced BSA officer of the Bank who shall be vested with sufficient executive authority, time, and resources to fulfill the duties and responsibilities of the position and ensure compliance with BSA/AML and OFAC laws and regulations and safe and sound operation of the Bank.

•

Adopt, and review and monitor the Bank’s management in implementing and adhering to, revised and expanded risk-based policies, procedures and processes to obtain and analyze appropriate customer due diligence, enhanced due diligence and beneficial ownership information for all Bank customers at the time of account opening and on an ongoing basis, and to effectively use this information to monitor and investigate suspicious or unusual activity.

•

Ensure that the Bank’s management develops, implements and adheres to an enhanced written risk-based program for all lines of business, including accounts and sub-accounts provided by and through the Bank’s third-party relationships, to ensure compliance with OCC regulations in the filing of suspicious activity reports.

•

Submit to the OCC, for review and prior written non-objection, a revised action plan to conduct an expanded review and provide a written report of the Bank’s suspicious activity monitoring, including with respect to high risk customer activity involving the Bank’s third-party relationships.

•

The Bank’s management shall implement and adhere to an acceptable written program to effectively assess and manage the Bank’s information technology activities, including those activities conducted through and by the Bank’s third-party relationships.

•

Submit to the OCC, for review and prior written non-objection, an acceptable written strategic plan, covering at least a three-year period, establishing objectives for the Bank’s overall risk profile, use of third-party relationships, earnings performance, growth, balance sheet mix, liability structure, capital and liquidity adequacy, product line development and market segments that the Bank intends to promote or develop. Any action that would significantly deviate from the strategic plan must receive prior non-objection from the OCC.

•

Maintain a leverage ratio of 10.00% and a total capital ratio of 13.00%. As a result, pursuant to 12 C.F.R. § 6.4, the Bank may not be deemed to be “well capitalized” for purposes of the bank regulatory framework for prompt corrective action. If the Bank fails to achieve and maintain such capital ratio, the OCC may deem the Bank to be “undercapitalized” under such regulatory provisions.

•

Submit to the OCC, for review and prior written non-objection, an acceptable written capital plan, consistent with the Bank’s strategic plan required under the Order, covering at least a three-year period. The capital plan must include specific plans for the achievement and maintenance of adequate capital no less than that required by the Order. The Bank may declare or pay a dividend or make a capital distribution only: (i) when the Bank is in compliance with its Board-approved Capital Plan and would remain in compliance with such Capital Plan immediately following the declaration or payment of any dividend or capital distribution; (ii) when the dividend or capital distribution would comply with 12 U.S.C. §§ 56, 60 and 1831o(d)(1) and 12 C.F.R. § 3.11(a)(4); and (iii) following the receipt of the OCC’s prior written non-objection to the dividend or capital distribution.

As a result of the Order, Bank is deemed to be in “troubled condition,” and will not be an “eligible bank” for purposes of 12 C.F.R. § 5.3, unless otherwise informed in writing by the OCC. The loss of eligible bank status under 12 C.F.R. § 5.3 limits the Bank’s ability to receive expedited OCC review of certain filings. Furthermore, based on the troubled condition determination, the Bank is now subject to the following restrictions on its operations: (1) the Bank must notify the OCC prior to adding or replacing a member of its board of directors, or employing or promoting any existing employee as a senior executive officer, and (2) the Bank may not, without prior approval of the OCC and the Federal Deposit Insurance Corporation, enter into any agreements to make severance or indemnification payments or make any such payments to “institution-affiliated parties” as defined in 12 C.F.R. Part 359.

Issuance of the Order does not preclude further government action with respect to the Bank’s BSA/AML compliance, including the assessment of civil money penalties or other enforcement actions, if the OCC determines that the Bank has continued, or failed to correct, the practices and/or violations described in the Order or that the Bank otherwise is violating or has violated the Order. The Order and its provisions are effective until such provisions are amended, suspended, waived or terminated in writing by the OCC.

The foregoing summary description of the Order is not complete and is qualified in its entirety by reference to the Order, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information regarding the Written Agreement contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Consent Order issued by the Office of the Comptroller of the Currency, dated January 24, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements:

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. The Company cautions that the forward-looking statements are based largely on its expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.

Dated: January 25, 2024	By:	/s/ Judy C. Gavant
Judy C. Gavant
Executive Vice President and Chief Financial Officer

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